UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2012 (November 14, 2012 )
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, Mr. Donald A. Colvin and Caesars Entertainment Operating Company, Inc., (the “Company”) a wholly-owned subsidiary of Caesars Entertainment Corporation (the “Registrant”) entered into an employment agreement (the “Agreement”). The Agreement provides for a base salary of $700,000 per year, subject to review by the Company. Mr. Colvin will participate in the Company's annual incentive bonus program(s) applicable to his position. He received a lump sum payment of $150,000 upon signing the Agreement. The Agreement expires four years after the effective date and at each anniversary of the effective dates unless, at least six (6) months prior to such anniversary, the Company or Mr. Colvin delivers a written notice to the other party that the employment period shall not be so extended. The Agreement provides for the standard benefits that we make available to our executive officers.
Under the Agreement, upon a termination without cause (as defined in the Agreement), a resignation by Mr. Colvin for good reason (as defined in the Agreement) or upon the Company's delivery of a notice of non-renewal of the Agreement, Mr. Colvin shall be entitled to unreimbursed business expenses and base salary earned but not paid through the date of termination. In addition, Mr. Colvin will receive a cash severance payment equal to 1.5 times his base salary payable in equal installments during the 18 months following such termination. In the event that Mr. Colvin's employment is terminated by reason of his disability, he will be entitled to apply for the Company's long term disability benefits, and, if he is accepted for such benefits, he will receive 18 months of base salary continuation offset by any long term disability benefits to which he is entitled during such period of salary continuation. Furthermore, during the time that Mr. Colvin receives his base salary during the period of salary continuation, he will be entitled to all benefits. Payment of any severance benefits is contingent upon the execution of a general release in favor of the Company and its affiliates.
During the term of the agreement and upon separation, Mr. Colvin has a covenant to not compete, not to solicit and not to engage in communication in a manner that is detrimental to the business. His “non-compete period” varies based on the manner in which Mr. Colvin has left the Company. If he has a voluntary termination of employment with us without Good Reason, the non-compete period is six months. If we have terminated Mr. Colvin's employment without cause, or he has terminated for Good Reason, we have delivered a notice of non-renewal to Mr. Colvin or if his employment terminates by reason of disability, the non-compete period is for 18 months. If Mr. Colvin's employment is terminated for cause, the non-compete period is for six months. The non-solicitation and non-communication periods last for 18 months following termination.
Additionally, the Company has agreed that Mr. Colvin be paid a bonus for fiscal years 2012 and 2013, pro-rated, of not less than his target bonus percentage of 75% of his then current salary.
Mr. Colvin will be eligible for awards under our equity plans, which would be awarded by the designated committees of the Registrant's Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel
and Corporate Secretary